NEWS RELEASE
Arlo Reports Fourth Quarter and Full Year 2024 Results

Annual recurring revenue (ARR) ended at $257.3 million, growing 22.5% year over year (1)

Full year service revenue of $243.0 million, growing 20.8% year over year

Record Q4 GAAP service gross margin of 81.2%; record non-GAAP service gross margin of 81.7%

Full year free cash flow (FCF) of $48.6 million with FCF margin of 9.5%(2)

Carlsbad, California – February 27, 2025 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security platform company, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“Arlo’s strategy is delivering outstanding results, expanding our subscriber base and producing strong ARR and profitability growth in 2024, with ARR and service revenue growth both exceeding 20% and a 390-basis point increase in non-GAAP service gross margin. Arlo achieved 37% growth in free cash flow, reaching a free cash flow margin of almost 10% for the full year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our innovation is paying dividends as the launch of AI-driven Arlo Secure 5.0 generated more premium subscriber additions than any other platform launch in our history. With our new strategic partnerships, we will further differentiate Arlo in the smart security space and position our business to accelerate our ARR growth trajectory and achieve our long-range targets.”

Q4 2024 Summary

•Ended the quarter with ARR(1) of $257.3 million, growing 22.5% year over year.
•Service revenue of $64.1 million, an increase of 14.7% year over year; accounted for 53% of total revenues.
•GAAP service gross margin of 81.2% and record non-GAAP service gross margin of 81.7%, each up 730 basis points year over year.
•GAAP gross margin of 36.9% up 190 basis points year over year; non-GAAP gross margin of 37.5% up 170 basis points year over year.
•Cumulative paid accounts increased to 4.6 million, growing 63.5% year over year.
•Ended with cash and cash equivalents and short-term investments balance of $151.5 million, up $15.0 million year over year.

FY2024 Summary

•Service revenue of $243.0 million, growing 20.8% year over year.
•GAAP service gross margin of 77.5%, up 380 basis points year over year; non-GAAP service gross margin of 78.1%, up 390 basis points year over year.
•GAAP gross margin of 36.7%, up 260 basis points year over year; non-GAAP gross margin of 37.6% up 260 basis points year over year.
•GAAP operating loss of $34.9 million; non-GAAP operating income of $37.9 million, an increase of 52% year over year.
•Free cash flow of $48.6 million, up 37% year over year with FCF margin of 9.5%, up 230 basis points year over year.

Business Highlights

•Executed share buyback program repurchasing $4.4 million of shares at an average price of $11.67;
•Announced a strategic partnership agreement with Origin AI to become the exclusive global provider of advanced security solutions that incorporate wireless sensing technology;
•Announced a strategic partnership with RapidSOS that ensures a quicker and more informed response during emergencies;
•Expanded our partnership with Samsung to bring new home security features to the SmartThings community.

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In thousands, except percentage and per share data)
Revenue	$121,572	$137,667	$135,093	$510,886	$491,176
GAAP Gross Margin	36.9%	35.2%	35.0%	36.7%	34.1%
Non-GAAP Gross Margin (3)	37.5%	36.0%	35.8%	37.6%	35.0%
GAAP Net Income (Loss) per Share - Basic and Diluted	$(0.05)	$(0.04)	$0.01	$(0.31)	$(0.24)
Non-GAAP Net Income per Share - Basic and Diluted (3)	$0.10	$0.11	$0.11	$0.40	$0.28
_________________________
(1)    ARR represents and is defined as the annualized paid service revenue we expect to recognize from subscription contracts, as calculated by taking the average paid service revenue multiplied by the number of subscription accounts at the end of the reporting period.

(2)    FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

(3)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

First Quarter 2025 Business Outlook (4)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended March 30, 2025
	Revenue	Net Income (Loss) per Diluted Share
(In millions, except per share data)
GAAP	$114 - $124	$(0.06) - $0.00
Estimated adjustment for stock-based compensation and other expense	—	$0.15
Non-GAAP	$114 - $124	$0.09 - $0.15
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the fourth quarter and full-year 2024 results and discuss management’s expectations for the first quarter and full-year 2025 today, Thursday, February 27, 2025 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (833) 470-1428. The international dial-in number for the live audio call is (404) 975-4839. The conference ID for the call is 631583. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2025 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth, including with respect to our long-range plan targets; optimism for strategic partner investments due to the expansion our retail partnership lineup; the expected benefits of Arlo Secure 5.0; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; and we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited financial data prepared on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring charges, write-off of deferred financing costs, separation expenses, amortization of development of software cost, depreciation expenses, litigation reserves, net, and the related tax effects. In addition, we use free cash flow as non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow (usage) is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business. These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units (RSU), performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: restructuring charges, impairment charges, write-off of deferred financing costs, separation expenses, amortization of software development cost, depreciation expenses, and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2024	2023
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$82,032	$56,522
Short-term investments	69,419	79,974
Accounts receivable, net	57,332	65,360
Inventories	40,633	38,408
Prepaid expenses and other current assets	13,190	10,271
Total current assets	262,606	250,535
Property and equipment, net	4,765	4,761
Operating lease right-of-use assets, net	15,698	11,450
Goodwill	11,038	11,038
Restricted cash	—	4,131
Other non-current assets	4,293	3,623
Total assets	$298,400	$285,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,784	$55,201
Deferred revenue	27,248	18,041
Accrued liabilities	85,730	88,209
Total current liabilities	176,762	161,451
Non-current operating lease liabilities	18,357	17,021
Other non-current liabilities	2,372	3,790
Total liabilities	197,491	182,262
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 100,885,158 at December 31, 2024 and 95,380,281 at December 31, 2023	101	95
Additional paid-in capital	498,739	470,322
Accumulated other comprehensive income	34	320
Accumulated deficit	(397,965)	(367,461)
Total stockholders’ equity	100,909	103,276
Total liabilities and stockholders’ equity	$298,400	$285,538

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In thousands, except percentage and per share data)
Revenue:
Products	$57,425	$75,784	$79,168	$267,888	$289,938
Services	64,147	61,883	55,925	242,998	201,238
Total revenue	121,572	137,667	135,093	510,886	491,176
Cost of revenue:
Products	64,689	74,820	73,143	268,769	270,663
Services	12,029	14,431	14,601	54,613	52,950
Total cost of revenue	76,718	89,251	87,744	323,382	323,613
Gross profit	44,854	48,416	47,349	187,504	167,563
Gross margin	36.9%	35.2%	35.0%	36.7%	34.1%
Operating expenses:
Research and development	15,267	17,562	16,450	73,183	68,647
Sales and marketing	20,823	17,832	18,004	73,723	66,141
General and administrative	14,304	17,052	13,282	72,134	56,371
Others	488	1,423	71	3,356	1,307
Total operating expenses	50,882	53,869	47,807	222,396	192,466
Loss from operations	(6,028)	(5,453)	(458)	(34,892)	(24,903)
Operating margin	(5.0)%	(4.0)%	(0.3)%	(6.8)%	(5.1)%
Interest income, net	1,303	1,400	1,199	5,584	3,935
Other income (expense), net	(4)	(57)	84	(104)	107
Income (loss) before income taxes	(4,729)	(4,110)	825	(29,412)	(20,861)
Provision for income taxes	132	329	133	1,092	1,175
Net income (loss)	$(4,861)	$(4,439)	$692	$(30,504)	$(22,036)

Net income (loss) per share:
Basic	$(0.05)	$(0.04)	$0.01	$(0.31)	$(0.24)
Diluted	$(0.05)	$(0.04)	$0.01	$(0.31)	$(0.24)
Weighted average shares used to compute net income (loss) per share:
Basic	100,687	99,731	94,819	98,630	92,754
Diluted	100,687	99,731	101,938	98,630	92,754

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net loss	$(30,504)	$(22,036)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	68,657	47,948
Depreciation and amortization	3,200	4,661
Allowance for credit losses and non-cash changes to reserves	2,085	279
Deferred income taxes	(13)	112
Discount accretion on investments and other	(3,259)	(2,005)
Changes in assets and liabilities:
Accounts receivable, net	8,228	690
Inventories	(4,510)	7,777
Prepaid expenses and other assets	(3,577)	(1,498)
Accounts payable	8,289	3,723
Deferred revenue	9,437	6,610
Accrued and other liabilities	(6,727)	(7,959)
Net cash provided by operating activities	51,306	38,302
Cash flows from investing activities:
Purchases of property and equipment	(2,688)	(2,847)
Purchases of short-term investments	(205,068)	(149,870)
Proceeds from maturities of short-term investments	218,596	102,031
Net cash provided by (used in) investing activities	10,840	(50,686)
Cash flows from financing activities:
Proceeds related to employee benefit plans	8,365	8,493
Repurchase of common stock	(4,421)	—
Restricted stock unit withholdings	(44,711)	(23,635)
Net cash used in financing activities	(40,767)	(15,142)
Net increase (decrease) in cash, cash equivalents and restricted cash	21,379	(27,526)
Cash, cash equivalents and restricted cash, at beginning of period	60,653	88,179
Cash, cash equivalents and restricted cash, at end of period	$82,032	$60,653

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$708	$189
Supplemental cash flow information:
Cash paid for income taxes, net	$1,156	$1,196

ARLO TECHNOLOGIES, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In thousands, except percentage data)
GAAP gross profit:
Products	$(7,264)	$964	$6,025	$(881)	$19,275
Services	52,118	47,452	41,324	188,385	148,288
Total GAAP gross profit	44,854	48,416	47,349	187,504	167,563
GAAP gross margin:
Products	(12.6)%	1.3%	7.6%	(0.3)%	6.6%
Services	81.2%	76.7%	73.9%	77.5%	73.7%
Total GAAP gross margin	36.9%	35.2%	35.0%	36.7%	34.1%
Stock-based compensation expense - Products	426	666	692	3,333	3,175
Stock-based compensation expense - Services	(19)	289	145	692	358
Amortization of software development cost - Services	290	152	151	744	605
Non-GAAP gross profit:
Products	(6,838)	1,630	6,717	2,452	22,450
Services	52,389	47,893	41,620	189,821	149,251
Total Non-GAAP gross profit	$45,551	$49,523	$48,337	$192,273	$171,701
Non-GAAP gross margin:
Products	(11.9)%	2.2%	8.5%	0.9%	7.7%
Services	81.7%	77.4%	74.4%	78.1%	74.2%
Total Non-GAAP gross margin	37.5%	36.0%	35.8%	37.6%	35.0%

GAAP research and development	$15,267	$17,562	$16,450	$73,183	$68,647
Stock-based compensation expense	(2,883)	(3,584)	(2,631)	(16,149)	(12,700)
Non-GAAP research and development	$12,384	$13,978	$13,819	$57,034	$55,947
Percentage of revenue	10.2%	10.2%	10.2%	11.2%	11.4%

GAAP sales and marketing	$20,823	$17,832	$18,004	$73,723	$66,141
Stock-based compensation expense	(2,437)	(1,594)	(1,283)	(8,447)	(5,899)
Non-GAAP sales and marketing	$18,386	$16,238	$16,721	$65,276	$60,242
Percentage of revenue	15.1%	11.8%	12.4%	12.8%	12.3%

GAAP general and administrative	$14,304	$17,052	$13,282	$72,134	$56,371
Stock-based compensation expense	(8,771)	(8,556)	(5,346)	(40,036)	(25,816)
Non-GAAP general and administrative	$5,533	$8,496	$7,936	$32,098	$30,555
Percentage of revenue	4.6%	6.2%	5.9%	6.3%	6.2%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In thousands, except percentage data)
GAAP total operating expenses	$50,882	$53,869	$47,807	$222,396	$192,466
Stock-based compensation expense	(14,091)	(13,734)	(9,260)	(64,632)	(44,415)
Others	(488)	(1,423)	(71)	(3,356)	(1,307)
Non-GAAP total operating expenses	$36,303	$38,712	$38,476	$154,408	$146,744

GAAP operating loss	$(6,028)	$(5,453)	$(458)	$(34,892)	$(24,903)
GAAP operating margin	(5.0)%	(4.0)%	(0.3)%	(6.8)%	(5.1)%
Stock-based compensation expense	14,498	14,689	10,097	68,657	47,948
Others	778	1,575	222	4,100	1,912
Non-GAAP operating income	$9,248	$10,811	$9,861	$37,865	$24,957
Non-GAAP operating margin	7.6%	7.9%	7.3%	7.4%	5.1%
Depreciation	517	558	702	2,458	4,056
Adjusted EBITDA	$9,765	$11,369	$10,563	$40,323	$29,013
Adjusted EBITDA margin	8.0%	8.3%	7.8%	7.9%	5.9%

GAAP provision for income taxes	$132	$329	$133	$1,092	$1,175
GAAP income tax rate	(2.8)%	(8.0)%	16.1%	(3.7)%	(5.6)%
Non-GAAP provision for income taxes	$132	$329	$133	$1,092	$1,175
Non-GAAP income tax rate	1.3%	2.7%	1.2%	2.5%	4.1%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(In thousands, except percentage and per share data)
GAAP net loss	$(4,861)	$(4,439)	$692	$(30,504)	$(22,036)
Stock-based compensation expense	14,498	14,689	10,097	68,657	47,948
Others	778	1,575	222	4,100	1,912
Non-GAAP net income	$10,415	$11,825	$11,011	$42,253	$27,824

GAAP net loss per share - basic	$(0.05)	$(0.04)	$0.01	$(0.31)	$(0.24)
Stock-based compensation expense	0.15	0.13	0.10	0.66	0.52
Others	—	0.02	—	0.05	—
Non-GAAP net income per share - diluted	$0.10	$0.11	$0.11	$0.40	$0.28

Shares used in computing GAAP net loss - basic	100,687	99,731	94,819	98,630	92,754
Shares used in computing non-GAAP net income - diluted	107,125	107,294	101,938	106,695	100,217

Free cash flow:
Net cash provided by operating activities	$6,671	$18,366	$7,935	$51,306	$38,302
Less: Purchases of property and equipment	(1,076)	(961)	(399)	(2,688)	(2,847)
Free cash flow (1)	$5,595	$17,405	$7,536	$48,618	$35,455
Free cash flow margin (1)	4.6%	12.6%	5.6%	9.5%	7.2%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	As of and for the three months ended
	December 31, 2024	September 29, 2024	June 30, 2024	March 31, 2024	December 31, 2023
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$151,451	$146,574	$144,005	$142,863	$136,496

Accounts receivable, net	$57,332	$68,567	$61,746	$56,496	$65,360
Days sales outstanding	44	45	44	41	44

Inventories	$40,633	$51,975	$45,227	$44,676	$38,408
Inventory turns	6.4	5.8	5.8	5.7	7.6

Weeks of channel inventory:
U.S. retail channel	7.7	14.2	14.8	12.9	11.1
U.S. distribution channel	9.4	7.1	12.5	11.4	20.5
APAC distribution channel	8.5	7.5	3.9	6.4	3.9

Deferred revenue (current and non-current)	$27,551	$24,827	$23,695	$21,540	$18,114

Cumulative registered accounts (1)	10,823	10,383	9,987	9,173	8,652
Cumulative paid accounts (2)	4,599	4,235	3,980	3,235	2,813
Annual recurring revenue (ARR) (3)	$257,332	$241,572	$234,981	$226,968	$210,078

Headcount	360	355	362	373	363
Non-GAAP diluted shares	107,125	107,294	106,127	103,803	101,938
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such period. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform as one registered account may be used by multiple end-users to monitor the devices attached to that household.

(2)    Paid accounts are defined as any account worldwide where a subscription to a paid service is being collected (either by us or by our customers or channel partners, including Verisure).

(3)    ARR represents and is defined as the annualized paid service revenue we expect to recognize from subscription contracts, as calculated by taking the average paid service revenue multiplied by the number of subscription accounts at the end of the reporting period.

REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2024		September 29, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	(In thousands, except percentage data)
Americas	$70,309	57.8%	$73,303	53.2%	$86,702	64.2%	$266,075	52.1%	$301,418	61.4%
EMEA	44,841	36.9%	57,773	42.0%	42,433	31.4%	220,821	43.2%	164,750	33.5%
APAC	6,422	5.3%	6,591	4.8%	5,958	4.4%	23,990	4.7%	25,008	5.1%
Total	$121,572	100.0%	$137,667	100.0%	$135,093	100.0%	$510,886	100.0%	$491,176	100.0%